Exhibit 3.1

[FORM OF WARRANT]

WARRANT HOLDER:

NUMBER OF WARRANT SHARES: _______________

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN QUALIFIED PURSUANT TO REGULATION A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE EXEMPT FROM REGISTRATION UNDER STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT UNLESS SUCH SECURITIES ARE REGISTERED OR CONTINUE TO BE QUALIFIED PURSUANT TO REGULATION A UNDER THE SECURITIES ACT, SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO OTHER EXEMPTIONS FROM THE SECURITIES ACT AND STATE SECURITIES LAWS.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 PM (EASTERN TIME) ON THE SECOND ANNIVERSARY OF THE ISSUANCE DATE.

Warrant No.	Issuane Date:

ITEM 9 LABS CORP.

Common Stock Purchase Warrant

Item 9 Labs Corp., a Delaware corporation (the “Company”), for value received, hereby grants to the holder as indicated at the beginning of this Warrant, and his or her successors and permitted assigns (collectively, the “Holder”), this right (the “Warrant”), subject to the terms set forth below, to purchase at the purchase price per share as defined in Section  2.1 below (the “Purchase Price”), up to that number of Shares (defined below), subject to adjustment as herein provided (such total number of Shares that may be purchased hereunder being referred to herein as the “Warrant Shares”).

1.	Definitions. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:
1.1.	“Other Securities” refers to any stock (other than the Shares) and other securities of the Company or any other person (corporate or otherwise) that the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Shares.
1.2.	“Shares” means (a) the Company’s $0.0001 par value per share common stock (the “Common Stock”), as authorized on the date of this Warrant and (b) if the class of securities described in (a) shall cease to be issued and outstanding, securities of the same class issued in exchange for or in respect of the securities described in (a) pursuant to a plan of merger, consolidation, recapitalization or reorganization, the sale of substantially all of the Company’s assets or a similar transaction.
2.	Exercise of Warrant.
2.1.	Purchase Price. The Warrant may be exercised, subject to the adjustments in Section 5 hereof, at the initial purchase price of $2.00 per Share (the “Purchase Price”).
2.2.	Exercise Period. The Warrant may be exercised (the “Exercise Period”) at any time from the issuance date and including the second anniversary of the Issuance Date (the “Expiration Date”).
2.3.	Shares. The number of shares of Common Stock subject to this Warrant is on the first page hereto, subject to the terms specified herein.
2.4.	Exercise. The rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to a fraction of a Share) by surrender of this Warrant Certificate (properly endorsed as required), together with a Warrant Exercise Form in the form attached hereto as Appendix B, duly completed and executed, to the Company’s principal address, or such other address as the Company may from time to time in writing direct, together with a certified cheque or bank draft payable to or to the order of the Company in payment of the Exercise Price of the number of Shares subscribed for. The Holder is advised to read “Instruction to Holders” attached hereto as Appendix A for details on how to complete the Warrant Exercise Form.
3.	Delivery of Share Certificates on Exercise.
3.1.	As soon as practicable after the exercise of this Warrant in full or in part, the Company, at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable Shares (or Other Securities) to which the Holder shall be entitled on such exercise. No fractional shares shall be issued upon exercise of this Warrant; in lieu of issuance of a fractional share upon any exercise hereunder, the Company will either round up to the nearest whole number of Shares or pay the cash value of the fractional Share, which cash value shall be equal to such fraction multiplied by the then current market value of one full Share.
4.	Covenants as to Shares.
4.1.	Issuance of Shares upon Exercise. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of its Shares to provide for the exercise of the rights represented by this Warrant.
4.2.	Restrictions on Transfer. Holder represents to the Company that Holder is acquiring the Warrants for Holder’s own investment account and without a view to the subsequent public distribution of the Warrants or Shares otherwise than pursuant to an effective registration statement under the Securities Act. Each Warrant and each certificate for Shares issued to the Holder shall bear a restrictive legend reciting that the same have not been registered pursuant to the Securities Act and may not be transferred in the absence of an effective registration statement under the Securities Act or an exemption therefrom. Each notice of transfer of this Warrant or any Shares purchased pursuant to this Warrant shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel experienced in federal securities laws matters and reasonably acceptable to the Company and its counsel to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder shall be entitled to transfer such securities in accordance with the terms of such notice and such opinion. Restrictions imposed under this Section 4 upon the transferability of the Warrants or of Shares shall cease when:
4.2.1.	A registration statement covering such Shares becomes effective under the Securities Act, or
4.2.2.	The Company receives from the Holder an opinion of counsel experienced in federal securities laws matters, which counsel shall be reasonably acceptable to the Company, that such restrictions are no longer required in order to insure compliance with the Securities Act.
5.	Adjustment of Purchase Price and Number of Warrant Shares.
5.1.	Reorganization, Consolidation or Merger. If at any time or from time to time, the Company shall (a) effect a plan of merger, consolidation, recapitalization or reorganization or similar transaction with a corporation (the “Acquiror”) whereby the shareholders of the Company will exchange their shares of the Company for the shares of the Acquiror or its parent corporation, or (b) transfer all or substantially all of its properties or assets to any other person, under any plan or arrangement contemplating the dissolution of the Company (which along with any transactions set forth in (a) hereof shall be an “Extraordinary Transaction”), then, in each such case, the Holder of this Warrant, on the exercise hereof as provided in Section 2 at any time after the completion of any Extraordinary Transaction, shall receive such Shares or Other Securities and property (including cash) to which the Holder would have been entitled in such Extraordinary Transaction as if the Holder had so exercised this Warrant, immediately prior thereto.

Upon any Extraordinary Transaction, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the securities, Shares and Other Securities and property receivable on the exercise of this Warrant after the consummation of reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and any Extraordinary Transaction and shall be binding upon the party or parties to the Extraordinary Transaction and their successors, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section  9.

5.2.	Subdivisions, Combinations, Stock Dividends and other Issuances. If the Company shall, at any time while this Warrant is outstanding (i) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding Common Stock into a smaller number of shares, then the Purchase Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5.2 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Purchase Price pursuant to this Section 5.2, so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares shall be the same as the aggregate Purchase Price in effect just prior to such adjustments.
5.3.	Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.
6.	Redemption.

6.1.    Redemption. At any time on or after the Date of Issuance, the common stock trades at least $2.75 for five (5) consecutive trading date, the Company shall have the right, but not the obligation, to elect to have, out of funds legally available therefor, all or a pro rata portion of the then outstanding Warrants for a price per $0.0001 per Warrant; provided, that notwithstanding anything to the contrary contained herein, each warrantholder shall have the right to elect prior to the Redemption Election Date to give effect to the exercise rights contained herein instead of giving effect to the provisions contained in this Section 6 with respect to the Warrants held by such holder.

6.2.    Redemption Notice. As promptly as practicable, but in no event later than ten (10) business days, following receipt of an Exercise Notice, the Company shall send written notice (the "Redemption Notice") of its receipt of an Exercise Notice to each holder warrantholder. Each Redemption Notice shall state:

6.2.1.  the number of Warrants of held by the holder that the Company shall redeem on the Redemption Date specified in the Redemption Notice;

6.2.2.  the date of the closing of the redemption, which pursuant to Section 6.1 shall be no later than sixty (60) days following receipt by the Company of the Exercise Notice (the applicable date, the "Redemption Date") and the Redemption Price; and

6.2.3.  the date upon which the holder's right to exercise its Warrants terminates, which date shall be no earlier than five (5) days before the Redemption Date.

6.3.    Payment. On the Redemption Date, all Warrants redeemed by the Company shall be canceled and retired and the Company shall thereafter make payment of the applicable Redemption Price by certified check or wire transfer to the holder of record of such Warrant; provided, that if less than all the Warrants represented by a certificate are redeemed, then a Warrant representing the unredeemed Warrants shall adjusted in the name of the applicable holder of record of canceled Warrant. There no need for a Warrantholder to surrender a Warrant certificate.

6.4.    Rights Subsequent to Redemption. If on the applicable Redemption Date, the Redemption Price is paid (or tendered for payment) for any of the Warrants to be redeemed on such Redemption Date, then on such date all rights of the holder in the Warrants so redeemed and paid or tendered, including any rights to dividends, shall cease, and such Warrants shall no longer be deemed issued and outstanding.

7.	Securities Laws
7.1.	Canadian Securities Law Exemption. The Holder acknowledges and agrees that the Warrants and any Shares issued pursuant to the exercise of any Warrants have been or will be issued only on a “private placement” basis and that the Company has no obligation to, and does not intend to, file any prospectus or registration statement in any jurisdiction in order to qualify any of such Warrants and/or Shares for resale.
7.2.	U.S. Securities Law Matters. The Warrants and Shares are being offered pursuant to Regulation A pursuant to Section 3(b) of the United States Securities Act of 1933, as amended (the “Securities Act”) and exemptions under state securities laws. These Warrants may not be exercised in the United States or by or on behalf of, or for the account or benefit of, a U.S. person or a person in the United States unless the Shares issuable upon exercise of the Warrants have been purchased by purchasers who satisfy the requirements set forth in Regulation A and applicable state securities laws. Certificates representing Shares issued in the United States or to U.S. persons will bear a legend identifying that the Shares are being issued pursuant to an exemption from registration under the Securities Act and may only be transferred pursuant to and applicable exemption United States federal and state securities laws, or registration under the Securities Act and the applicable state securities legislation. “United States” and “U.S. person” are as defined in Regulation S under the Securities Act.
8.	Legends on Shares
8.1.	Canadian Legend. In addition to the other legends that may be required hereunder, the certificates representing Shares issued upon exercise of Warrants will bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE DISTRIBUTION DATE OF THE WARRANTS], AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

; provided that at any time subsequent to the date which is four months and one day after the later of (i) [the distribution date of the Warrants], and (ii) the date the Company became a reporting issuer in any province or territory, any certificate representing such Shares may be exchanged for a certificate bearing no such legends.

8.2.	U.S. Legend: Unless the Shares have been registered or continue to be qualified under the Securities Act, pursuant to Regulation A, and the applicable state securities legislation or an exemption from such registration requirements is available, any Shares issued upon exercise of these Warrants in the United States, or to or for the account or benefit of a U.S. person (as such term is defined in Rule 902(k) of Regulation S under the Securities Act) or a person in the United States, will be “restricted securities,” as defined in Rule 144(a)(3) under the Securities Act. The certificates representing any such Shares which are deemed to be “restricted securities,” as well as all certificates issued in exchange or in substitution therefor, until such time as is no longer required under the applicable requirements of the Securities Act, or applicable state securities laws, will bear, on the face of such certificate, the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) TO NON-“U.S. PERSONS” (AS DEFINED IN RULE 902 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 PROMULGATED THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

; provided, that, if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and the Company is a “foreign issuer” (as defined in Rule 902 of Regulation S) at the time of original sale or issuance of such Shares, the legends set forth above in this Section  8.2 may be removed by providing a declaration to the registrar and transfer agent of the Company in a form as the Company may prescribe from time to time; and provided, further, that, if the Shares are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legends may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel of recognized standing in form and substance satisfactory to the Company that such legends are no longer required under applicable requirements of the Securities Act or state securities laws. Provided further, for the sake of clarity, the legend above shall not be required in the event that the Shares continue to be qualified under Regulation A of the Securities Act.

9.	Transfers.
9.1.	The Warrant and the Warrant Shares are not transferable, in whole or in part, without compliance with the Securities Act and any applicable state securities laws.
9.2.	Subject to Section 9.1 of this Agreement, this Warrant, or any portion hereof, may be transferred by the Holder’s execution and delivery of the Warrant Transfer Form attached hereto as Appendix C. Any transferee shall be required, as a condition to the assignment, to deliver all such documentation as the Company deems appropriate. However, until such assignment and such other documentation are presented to the Company at its principal offices in the United States, the Company shall be entitled to treat the Holder as the absolute owner hereof for all purposes.
9.3.	Upon a transfer of this Warrant in accordance with this Section 9, the Company, at its expense, will issue and deliver to or on the order of the new Holder a new Warrant or Warrants of like tenor, in the name of the new Holder or as the new Holder (on payment by the new Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the Shares called for on the face or faces of the Warrant or Warrants so surrendered. If this Warrant is divided into more than one Warrant, or if there is more than one Holder thereof, all references herein to “this Warrant” shall be deemed to apply to the several Warrants, and all references to “the Holder” shall be deemed to apply to the several Holders, except in either case to the extent that the context indicates otherwise.
10.	Replacement of Warrants.
10.1.	On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.
11.	Notices.
11.1.	All notices required hereunder shall be deemed to have been given and shall be effective only when personally delivered or sent by Federal Express, UPS or other express delivery service or by certified or registered mail:

To the Company:

Item 9 Labs Corp.

2727 N 3rd Street, Suite 201

Phoenix, AZ 85004

(800) 403-1140
Attn: Corporate Secretary

To the Holder:

The address of the Holder set forth above, until changed by written notice to the Company.

12.	Issue in Substitution for Lost or Destroyed Warrant Certificates.
12.1.	In case a Warrant Certificate will become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the Warrants represented by such substituted Warrant Certificate will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants of the same issue. The Company may charge a reasonable fee for the issuance and delivery of a new Warrant Certificate.
12.2.	The applicant for the issue of a new Warrant Certificate pursuant hereto will bear the cost of the issue thereof and in the case of loss, destruction or theft furnish to the Company such evidence of ownership, and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company in its discretion; and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and will pay the reasonable charges of the Company in connection therewith.
13.	Holder not a Shareholder
13.1.	The holding of a Warrant will not constitute the Holder a shareholder of the Company, nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in the Warrant Certificate.
14.	Miscellaneous.
14.1.	This Warrant and any term hereof may be changed, waived, discharged or terminated, other than on expiration, only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Warrant embodies the entire agreement and understanding between the Company and the other party hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

ITEM 9 LABS CORP.

By:
Name: Andrew Bowden
Title: Chief Executive Officer and President

APPENDIX A

INSTRUCTIONS TO HOLDERS

TO EXERCISE:

To exercise Warrants, the Holder must complete, sign and deliver the Warrant Exercise Form, attached as Appendix B and deliver the Warrant Certificate(s) to the Company, indicating the number of common shares in the capital of the Company to be acquired.

TO TRANSFER:

To transfer Warrants, the Holder must complete, sign and deliver the Warrant Transfer Form, attached as Appendix C and deliver the Warrant Certificate(s) to the Company. The Company may require such other certificates or opinions to evidence compliance with applicable securities legislation in Canada and the United States.

To transfer Warrants, the Holder's signature on the Warrant Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

GENERAL:

If forwarding any documents by mail, registered mail must be employed.

If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.

The address of the Company is:

Item 9 Labs Corp.

2727 N 3rd Street, Suite 201

Phoenix, AZ 85004

(800) 403-1140
Attn: Corporate Secretary

[End of Appendix A]

APPENDIX B

WARRANT EXERCISE FORM

TO:	Item 9 Labs Corp.
2727 N 3rd Street, Suite 201
Phoenix, AZ 85004
Attn: Corporate Secretary

The undersigned Holder of the within Warrants hereby subscribes for ____________ shares of Common Stock (the “Shares”) of ITEM 9 LABS CORP. (the “Company”) pursuant to the within Warrant on the terms and price specified in the Warrant. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

The undersigned Holder has received confirmation from the Company that the Shares issuable upon exercise of the Warrant are qualified pursuant to a qualified offering statement under Regulation A of United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and a current offering circular relating thereto (check yes or no):

☐ Yes ☐No

If the Holder has not received the above confirmation, or has been informed that the Shares have not been registered or qualified under the U.S. Securities Act, including without limitation Regulation A, and the applicable state securities legislation, as at the time of exercise hereunder, the undersigned Holder represents, warrants and certifies as follows (check one):

(A)	☐	the undersigned Holder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under U.S. Securities Act, and is not exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S), and did not execute or deliver this exercise form in the United States; OR
(B)	☐	the undersigned Holder is resident in the United States, is a U.S. person, or is exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (a “U.S. Holder”), and is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this exercise form; OR
(C)	☐	if the undersigned Holder is a U.S. Holder, the undersigned Holder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) or such other evidence satisfactory to the Company to the effect that with respect to the Shares to be delivered upon exercise of the Warrant, the issuance of such securities has been qualified pursuant to Regulation A under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

Note: Unless the Shares have been registered or qualified under the U.S. Securities Act and the applicable state securities legislation certificates representing Shares will not be registered or delivered to an address in the United States unless box (B) or (C) immediately above is checked.

If the undersigned Holder has indicated that the undersigned Holder is a U.S. Accredited Investor by marking box (B) above, the undersigned Holder additionally represents and warrants to the Company that:

1.	the undersigned Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;
2.	the undersigned is: (i) purchasing the Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned Holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned Holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned Holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and
3.	the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking box (B) above, the undersigned also acknowledges and agrees that:

1.	the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Shares;
2.	if the undersigned decides to offer, sell or otherwise transfer any of the Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:
	(a)	the sale is to the Company;
	(b)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;
	(c)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or
	(d)	the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and in the case of (c) or (d) above, it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

3.	the Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;
4.	the Company has no obligation to register any of the Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);
5.	the certificates representing the Shares (and any certificates issued in exchange or substitution for the Shares) will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;
6.	the legend may be removed by delivery to the registrar and transfer agent of the Company and the Company of an opinion of counsel, reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;
7.	there may be material tax consequences to the undersigned of an acquisition or disposition of the Shares;
8.	the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any Shares; in particular, no determination has been made whether the Company will be a “passive foreign investment company” (commonly known as a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code;
9.	funds representing the exercise price for the Shares which will be advanced by the undersigned to the Company upon exercise of the Warrants will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to this exercise form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the exercise price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith; and
10.	the undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this subscription form.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the Holder hereof and will be sent by first class mail to the last address of the Holder appearing on the register maintained for the Warrants.

DATED this _________ day of _______________, 20_____.

In the presence of:

Signature of Witness	Signature of Holder

Witness’s Name	Name and Title of Authorized Signatory for the Holder

Please print below your name and address in full.

Legal Name

Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration. If the registration in respect of the certificates representing the Shares to be issued upon exercise of the Warrants differs from the registration of the Warrant Certificates the signature of the registered holder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of ITEM 9 LABS CORP. (the “Company”) by the Holder, the Holder hereby represents and warrants to the Company that the Holder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the Holder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned Holder, and “B/O” for each beneficial owner, if any, on each line that applies):

_______ (1)	Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);
_______ (2)	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;
_______ (3)	Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;
_______ (4)	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);
_______ (5)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability);

_______ (6)	A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;
_______ (7)	Any director or executive officer of the Company; or
_______ (8)	Any entity in which all of the equity owners meet the requirements of at least one of the above categories (if this alternative is selected you must identify each equity owner and provide statements for each demonstrating how they qualify as an accredited investor).

__________

[End of Appendix B]

APPENDIX C

WARRANT TRANSFER FORM

TO:	ITEM 9 LABS CORP.
2727 N 3rd Street, Suite 201
Phoenix, AZ 85004
(800) 403-1140

FOR VALUE RECEIVED, the undersigned holder of the within Warrants hereby sells, assigns and transfers to _______________________________, ________________ Warrants of Item 9 Labs Corp. (the “Company”) registered in the name of the undersigned on the records of the Company and irrevocably appoints ________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows:

NAME IN FULL	ADDRESS	NUMBER OF WARRANTS

DATED this _________ day of _______________, 20____.

Signature of Warrant Holder	Signature Guaranteed

INSTRUCTIONS FOR TRANSFER

Signature of the Holder must be the signature of the person appearing on the face of this Warrant Certificate.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The signature on the Transfer Form must be guaranteed by a chartered bank or trust company, or a member firm of an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED.”

The Warrants will only be transferable in accordance with applicable laws. The Warrants and the shares of Common Stock issuable upon exercise thereof (the “Warrant Shares”) have been qualified pursuant to Regulation A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and under the securities laws of the applicable states of the United States. The Warrants and the Warrant Shares may not be transferred to or for the account or benefit of a U.S. person or any person in the United States without registration or qualification under Regulation A under the U.S. Securities Act and applicable state securities laws, or compliance with the requirements of an exemption from registration. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

[End of Appendix C]